UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2015, Endurance International Group Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as underwriter, and the selling stockholders named therein (the “Selling Stockholders”).

Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 12,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to the Underwriter at a price per share of $19.00 and granted the Underwriter an option, exercisable for one day, to purchase up to an additional 1,800,000 shares of Common Stock (the “Option Shares”) on the same terms and conditions as the Shares. On March 6, 2015, the Underwriter exercised its option to purchase the Option Shares in full.

The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-202545) filed on March 6, 2015. This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement by reference into such Registration Statement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: March 10, 2015	/s/ Tivanka Ellawala
Name: Tivanka Ellawala
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 6, 2015, among Endurance International Group Holdings, Inc., Credit Suisse Securities (USA) LLC, as underwriter, and the selling stockholders named therein

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1).